AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 2003

REGISTRATION NO. 333-___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORSTAN, INC.
(Exact name of Registrant as specified in its charter)

MINNESOTA
(State or other jurisdiction of incorporation)

41-0835746
(IRS Employer Identification No.)

5101 SHADY OAK ROAD
MINNETONKA, MN 55343
(Address of principal executive offices)

2000 EMPLOYEE STOCK PURCHASE PLAN OF NORSTAN, INC.
(Full title of Plan(s))

Scott G. Christian
Chief Financial Officer
Norstan, Inc.
5101 Shady Oak Road
Minnetonka, MN 55343
(Name and address of agent for service)

(952) 352-4000
(Telephone Number, Including Area Code, of Agent for Service

Copy to:

Philip J. Tilton, Esq.
Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
Minneapolis, MN 55402-4140
(612) 672-8200

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Amount of Aggregate
to be Registered	Registered (2)	Share(1)	Offering Price(1)	Registration Fee

stock options and common stock ($0.10 per value per share)	500,000 shares	$3.60	$1,800,000	$145.62

(1)	Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low sale prices of the Registrant’s common stock as reported on The Nasdaq Stock Market on August 15, 2003.

(2)	This Registration Statement will cover any additional shares of common stock which become issuable under the 2000 Employee Stock Purchase Plan of Norstan, Inc. by reason of any stock dividend, stock split, recapitalization or any other similar transaction with receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding common stock.

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 6. Indemnification of Officers and Directors.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBITS
EX-5 Opinion/Consent of Maslon Edelman & Brand LLP
EX-23(a) Consent of Deloitte & Touche LLP
EX-99 2000 Employee Stock Purchase Plan

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission (“SEC”) are incorporated herein by reference and made a part hereof:

(1)	the Registrant’s Annual Report on Form 10-K for the year ended April 30, 2003 filed with the SEC on July 25, 2003;

(2)	the Registrant’s Schedule 14A, Notice of the 2003 Annual Meeting of Shareholders and Proxy Statement filed with the SEC on August 7, 2003;

(3)	the description of the Registrant’s common stock contained in its registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (and all amendments thereto and reports filed for the purpose of updating such description);

(4)	the Registrant’s registration statement on Form S-8 No. 333-32394 filed with the SEC on March 14, 2000;

(5)	the Registrant’s registration statement on Form S-8 No. 333-55764 filed with the SEC on February 16, 2001; and

(6)	the Registrant’s registration statement on Form S-8 No. 333-86410 filed with the SEC on April 17, 2002.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6. Indemnification of Officers and Directors.

     The Company is governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceedings, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Item 8. Exhibits.

5	Opinion of Maslon Edelman Borman & Brand, LLP.
23(a)	Consent of Deloitte & Touche LLP.
23(b)	Consent of Maslon Edelman Borman & Brand, LLP (contained in Exhibit 5).
24	Power of Attorney (included on signature page).
99	2000 Employee Stock Purchase Plan of Norstan, Inc. as amended September 13, 2002.

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(2)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Security Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minnetonka, State of Minnesota, as of June 12, 2003.

NORSTAN, INC

By:	/s/ Scott G. Christian Scott G. Christian Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

     We, the undersigned officers and directors of Norstan, Inc. hereby severally constitute Scott G. Christian and Philip J. Tilton and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Norstan, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below as of June 12, 2003 by the following persons in the capacities and as of the date indicated.

NAME	TITLE

/s/ Paul Baszucki Paul Baszucki	Chairman of the Board of Directors

/s/ James C. Granger James C. Granger	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Constance M. Levi Constance M. Levi	Director

/s/ Alan L. Mendelson Alan L. Mendelson	Director

/s/ John R. Eickhoff John R. Eickhoff	Director

/s/ Jagdish N. Sheth Jagdish N. Sheth	Director

Mercedes Walton	Director

/s/ James E. Ousley James E. Ousley	Director

EXHIBITS

Exhibit
Number	Description of Exhibit

5	Opinion of Maslon Edelman Borman & Brand, LLP.
23(a)	Consent of Deloitte & Touche LLP.
23(b)	Consent of Maslon Edelman Borman & Brand, LLP (contained in Exhibit 5).
24	Power of Attorney (included on signature page).
99	2000 Employee Stock Purchase Plan of Norstan, Inc. as amended September 13, 2002.